                                                                     EXHIBIT 11

                        ALABAMA NATIONAL BANCORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                   (In thousands, except per share amounts)
                   ----------------------------------------

                                                                           PER SHARE
                                                          INCOME   SHARES   AMOUNT
 THREE MONTHS ENDED JUNE 30, 1998
 Basic EPS net income .................................   $4,147   9,201    $0.45
                                                                            =====
 Effect of dilutive securities options ................        -     279
                                                          ------   -----
 Diluted EPS...........................................   $4,147   9,480    $0.44
                                                          ======   =====    =====

 THREE MONTHS ENDED JUNE 30, 1997
 Basic EPS net income .................................   $3,038   9,147    $0.33
                                                                            =====
 Effect of dilutive securities options ................        -     309
                                                          ------   -----
 Diluted EPS...........................................   $3,038   9,456    $0.32
                                                          ======   =====    =====

 SIX MONTHS ENDED JUNE 30, 1998
 Basic EPS net income .................................   $8,117   9,199    $0.88
                                                                            =====
 Effect of dilutive securities options ................        -     271
                                                          ------   -----
 Diluted EPS...........................................   $8,117   9,470    $0.86
                                                          ======   =====    =====

 SIX MONTHS ENDED JUNE 30, 1997
 Basic EPS net income .................................   $6,373   9,134    $0.70
                                                                            =====
 Effect of dilutive securities options ................        -     308
                                                          ------   -----
 Diluted EPS...........................................   $6,373   9,442    $0.67
                                                          ------   -----    -----